EXHIBIT 23.2



                   CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 registering 350,000 shares of common stock) pertaining to the GulfMark Offshore, Inc. 1997 Incentive Equity Plan of our report dated February 23, 2001, with respect to the consolidated financial statements of GulfMark Offshore, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


/s/  ERNST & YOUNG LLP

Houston, Texas
March 20, 2001